UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 7, 2026 (January 5, 2026)
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 5, 2026, the Board of Directors of Toll Brothers, Inc. (the “Company”) appointed Karl K. Mistry, currently an Executive Vice President of the Company, to the position of Chief Executive Officer effective March 30, 2026. In addition, Mr. Mistry is expected to be appointed to the Company’s Board of Directors on or about March 30, 2026. Douglas C. Yearley, Jr., the Company’s current Chairman and Chief Executive Officer, will remain as Executive Chair of the Board.
Mr. Mistry, age 45, joined Toll Brothers in 2004 as an Assistant Project Manager in the Company’s executive training program. In 2012, he was named Division President for the Houston division, and in 2016 he was promoted to Group President overseeing homebuilding operations in Metro Washington, D.C. In 2019, Mr. Mistry was named Regional President of the Mid-Atlantic region. In his current role as Executive Vice President, a position he has held since 2021, Mr. Mistry manages the Company’s homebuilding operations throughout 15 states in the East. Mr. Mistry holds a Bachelor of Science degree in Economics from Texas A&M University and a Master’s degree in Real Estate Finance & Development from Cornell University.
The Executive Compensation Committee (the “Committee”) of the Company’s Board of Directors has approved Mr. Mistry’s compensation as follows:
•An annual base salary of $1,000,000;
•Participation in the Company’s fiscal 2026 annual cash incentive bonus plan, with a targeted incentive award of $2,250,000 (with the fiscal 2026 bonus target pro-rated to reflect time spent as Executive Vice President and as CEO);
•Participation in the Company’s long-term equity incentive award program, with an annual equity award totaling $4,250,000 (with the fiscal 2026 award pro-rated to reflect time spent as Executive Vice President and as CEO), which incentive award has been made under the the Company’s 2019 Omnibus Incentive Plan (as previously filed with the SEC) and which reflects the same mix of awards and performance targets and ranges applicable to the Company’s current named executive officers, and which are otherwise subject to the Company’s normal equity grant practices; and
•Eligibility to participate in all other regular compensation arrangements for the Company’s executive officers, including participation as the “Chief Executive Officer” under the Company’s Executive Severance Plan (as previously filed with the SEC) and participation in the Company’s Supplemental Executive Retirement Plan (as previously filed with the SEC).
The Company also intends to enter into an Indemnification Agreement with Mr. Mistry on the Company’s standard form for its executive officers, as previously filed with the SEC.
There are no arrangements or understandings between Mr. Mistry and any other person pursuant to which Mr. Mistry was selected as an officer, and there are no family relationships between Mr. Mistry and any director or other officer of the Company. Mr. Mistry does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Following his appointment as Executive Chair of the Board, Mr. Yearley is expected to continue to have a significant management role at the Company. Starting in fiscal 2027, he is expected to receive total compensation of $6,600,000, consisting of $1,200,000 of salary, $1,800,000 in targeted cash incentive bonus opportunity and $3,600,000 in long-term equity incentive awards. Certain elements of Mr. Yearley’s fiscal 2026 compensation will be pro-rated to reflect time spent in the two separate roles. Mr. Yearley will continue to be eligible to participate in all other regular compensation arrangements for the Company’s executive officers.
ITEM 8.01 Other Events
A copy of the Company’s press release dated January 7, 2026, announcing the events described under Item 5.02 above is included in this filing as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

99.1*    Press release dated January 7, 2026

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	January 7, 2026	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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